Exhibit 10.17

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

by and among

TRULITE, INC.,

TRULITE ENERGY PARTNERS, L.P.

and

THE PRINCIPAL STOCKHOLDERS NAMED HEREIN

Dated _________, 2004

LIST OF APPENDICES

APPENDIX A CONTROLLED SHARES HELD BY PRINCIPAL STOCKHOLDERS

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is entered into as of the _____ day of July, 2004, by and among (i) Trulite, Inc., a Delaware corporation (the “Company”), (ii) Trulite Energy Partners, L.P. (“Investor”) in its capacity as the purchaser of the Company’s Series A 8% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”), and (iii) Kevin Shurtleff and Andrew J. Nielson, who collectively beneficially own approximately 69.7% of the common stock of the Company issued and outstanding on the date hereof (the “Principal Stockholders”).

WITNESSETH:

WHEREAS, on the date hereof, Investor desires to purchase Series A Preferred Stock pursuant to a Purchase Agreement dated July __, 2004 by and between the Company, Investor and the Principal Stockholders (the “Purchase Agreement”); and

WHEREAS, the Company desires to set forth certain rights of the holders of its securities relating to the purchase and sale of shares of the Company’s stock;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

GENERAL PROVISIONS

Definitions. Capitalized terms used in this Agreement and not defined in the text hereof shall have the meanings set forth below:

“Change of Control” means when Investor becomes the beneficial owner of less than 25% of the Common Stock on a Fully-diluted basis.

“Common Stock” means the Company’s common stock and shares of common stock issued or issuable upon conversion of the Series A Preferred Stock or the exercise of any option, warrant or other security or right of any kind convertible into or exercisable or exchangeable for Common Stock.

“Controlled Shares” means, when used in reference to any Principal Stockholder, shares of the Company’s Common Stock now owned or subsequently acquired by such Principal Stockholder by purchase, gift, dividend, recapitalization, reclassification, option exercise or any other means whether or not such securities are only registered in such Principal Stockholder’s name or beneficially or legally owned by such Principal Stockholder, including any interest of a spouse in any of such shares, whether that interest is asserted pursuant to marital property laws or otherwise. The number of Controlled Shares owned by each Principal Stockholder as of the date hereof is set forth on Appendix A, which appendix may be amended from time to time by the Company to reflect changes in the number of Controlled Shares owned by the Principal Stockholders, but the failure to so amend shall have no effect on such Controlled Shares being subject to this Agreement.

“Fully-diluted” means the computation of outstanding shares of Common Stock after giving effect to (i) the exercise of all outstanding options and warrants, (ii) the conversion or exchange of all convertible securities (including the Series A Preferred Stock) or exchangeable securities, and (iii) the issuance of all shares of Common Stock pursuant to any other subscriptions, rights, contracts, commitments or other arrangements of any character.

“Investor’s Rights Agreement” means that Investor’s Rights Agreement dated as of the date hereof by and among the Company, Investor and the other parties named therein.

“Investor Shares” means, as of any particular date, the aggregate number of Fully-diluted shares of Common Stock held or subject to acquisition by Investor as of such date.

“Principal Stockholders” means the principal stockholders of the Company set forth in the preamble to this Agreement, or any successors, heirs, executors, administrators and assigns thereof (including, except as set forth herein, transferees of the Controlled Shares held by such stockholders).

“Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Controlled Shares.

Interpretation.

Unless the context otherwise requires, (i) all references to Sections, Articles or Appendices are to Sections, Articles or Appendices of or to this Agreement, (ii) the term “including” means including without limitation and (iii) all references to any particular statute shall be deemed to refer to such statute as amended through the date hereof or to any successor statute.

No provision of this Agreement will be interpreted in favor of or against any of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identities of the parties hereto may require.

TRANSFERS OF CONTROLLED SHARES

Transfers by a Principal Stockholder. Except as expressly permitted by this Agreement, no Principal Stockholder shall, directly or indirectly, Transfer any Controlled Shares or any rights or interests in any Controlled Shares. During the term of this Agreement, any Controlled Shares, or rights or interests therein, transferred by a Principal Stockholder or its assignees shall remain subject to the same restrictions that were applicable thereto while they were held by such stockholder, except as otherwise provided in Section 3.2(ii).

Stock Transfer Restriction. Notwithstanding any other provisions of this Article II, prior to the two-year anniversary date of the date hereof (the “Measuring Date”), no Principal Stockholder shall, directly or indirectly, transfer any Controlled Shares or any rights or interests in any Controlled Shares. Thereafter, on each anniversary of the Measuring Date, 50% of such Controlled Shares shall be released from the Transfer restriction imposed by the foregoing sentence such that on the second anniversary of the Measuring Date none of such Controlled Shares shall be subject to such Transfer restriction. Any such Controlled Shares that have been released from the Transfer restriction imposed by this Section 2.2 may be Transferred in accordance with the terms of this Article II.

Notice of Transfer. If a Principal Stockholder proposes to Transfer any Controlled Shares no longer subject to the Transfer restriction imposed by Section 2.2 and such Principal Stockholder shall have received a bona fide arm’s length written offer for the purchase of such shares for cash from a person or entity who is not an affiliate of such Principal Stockholder (“Bona Fide Offer”), then the Principal Stockholder shall promptly give written notice (the “Notice”) simultaneously to the Company, Investor and each other Principal Stockholder. The Notice shall describe in reasonable detail the proposed Transfer, including the number of Controlled Shares proposed to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. A copy of the Bona Fide Offer, and all other documents directly or indirectly relating to the proposed Transfer, shall be included as part of the Notice.

Company Right of First Refusal. For a period of 20 days following receipt of any Notice described in Section 2.3, the Company shall have the right to purchase all or a portion of the Controlled Shares subject to such Notice on the same terms and conditions as set forth therein. The Company’s purchase right may be exercised by the Company’s Board of Directors, as evidenced by a written notice signed by a duly authorized officer of the Company (the “Company Notice”) and delivered to the applicable Principal Stockholder. If the Company exercises such right, it shall effect the purchase of the Controlled Shares, including payment of the purchase price, not more than 10 days after delivery of the Company Notice, and at such time such Principal Stockholder shall deliver to the Company the certificate(s) representing the Controlled Shares to be purchased by the Company, each certificate to be properly endorsed for transfer. The Controlled Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of Common Stock.

Investor Right of First Refusal. In the event that the Company does not elect to purchase all of the Controlled Shares available pursuant to its rights under Section 2.4 within the 20-day period set forth therein, the applicable Principal Stockholder shall promptly give written notice (the “Second Notice”) to Investor, which shall set forth the number of Controlled Shares not purchased by the Company and which shall offer to sell such shares to Investor on the same terms and conditions described in the Notice previously furnished under Section 2.3. Investor shall then have the right, exercisable upon written notice to such Principal Stockholder (the “Investor Notice”) within 15 days after the receipt of the Second Notice, to purchase, on such terms and conditions the Controlled Shares subject to the Second Notice. Investor shall effect the purchase of the Controlled Shares, including payment of the purchase price, not more then 10 days after delivery of the Investor Notice, and at such time such Principal Stockholder shall deliver to Investor the certificate(s) representing the Controlled Shares to be purchased by Investor, each certificate to be properly endorsed for transfer.

Right of Co-Sale.

If there are any remaining unpurchased Controlled Shares after giving effect to Sections 2.4 and 2.5 (“Remaining Shares”), then the applicable Principal Stockholder shall deliver to the Company and Investor written notice (the “Principal Stockholder Co-Sale Notice”) offering Investor, the right to participate in such sale of Remaining Shares on the same terms and conditions as specified in the Principal Stockholder Co-Sale Notice (which shall be the same as those specified in the notices under Sections 2.4 and 2.5) by notifying such Principal Stockholder, within ten days after delivery of the Principal Stockholder Co-Sale Notice, of its acceptance of such offer. The notice of Investor accepting such offer shall indicate the number of shares of Common Stock such Investor wishes to sell. To the extent Investor exercises such right of participation in accordance with the terms and conditions set forth below, the number of Remaining Shares that such Principal Stockholder may sell in the transaction shall be correspondingly reduced.

Investor may sell all or any part of that number of Remaining Shares equal to the product obtained by multiplying (i) the aggregate number of Remaining Shares by (ii) a fraction, the numerator of which is the number of Fully-diluted shares of Common Stock held by Investor on the date of the Principal Stockholder Co-Sale Notice and the denominator of which is the total number of Fully-diluted shares of Common Stock held on such date by such Principal Stockholder and Investor.

Investor shall effect its participation in the Transfer by promptly delivering to such Principal Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

the number of shares of Common Stock that such Investor elects to sell; or

that number of Series A Preferred Stock that are at such time convertible into the number of shares of Common Stock that such Investor elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of Series A Preferred Stock in lieu of Common Stock, Investor shall convert such Series A Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.6(c)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

The stock certificate or certificates that Investor delivers to such Principal Stockholder pursuant to this Section 2.6 shall be transferred to the prospective purchaser for purposes of consummating the sale of the Common Stock pursuant to the terms and conditions specified in the Principal Stockholder Co-Sale Notice, and such Principal Stockholder shall concurrently therewith remit to Investor that portion of the sale proceeds to which Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from Investor, such Principal Stockholder shall not sell to such prospective purchaser or purchasers any of its Remaining Shares unless and until, simultaneously with such sale, such Principal Stockholder shall purchase such shares or other securities from Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Principal Stockholder Co-Sale Notice.

Third Party Transfers. If a Principal Stockholder has received a Bona Fide Offer, any Controlled Shares not purchased under Section 2.4 or 2.5 and not subject to sale under Section 2.6 may be sold by such Principal Stockholder, not later than 60 days following delivery to the Company and Investor of the Principal Stockholder Co-Sale Notice, on terms and conditions (including the purchase price) no more favorable to the transferor than those specified in the Principal Stockholder Co-Sale Notice. Any proposed Transfer on terms and conditions more favorable than those described in the Principal Stockholder Co-Sale Notice, as well as any subsequent proposed Transfer of any Controlled Shares by a Principal Stockholder, shall again be subject to the first refusal and co-sale rights of the Company and Investor, and to the transfer restrictions imposed on such Principal Stockholder, described in this Article II.

Compliance with Securities Laws. Notwithstanding anything herein to the contrary, all parties hereto shall take all actions reasonably necessary to ensure that all Transfers of Controlled Shares are made in compliance with the registration requirements of all applicable federal and state securities laws.

Reservation of Rights. The exercise or non-exercise of the rights of Investor hereunder to participate in one or more Transfers of Controlled Shares shall not adversely affect their rights to participate in subsequent Transfers of Controlled Shares subject to Article II.

EXEMPT TRANSFERS

Permitted Transferees. Notwithstanding the provisions of Article II, a Principal Stockholder may Transfer, with or without consideration, Controlled Shares, (i) to any entity wholly owned and controlled by such Principal Stockholder, (ii) to any parent, spouse, child, grandchild, or sibling (each, a “Relative”) of any Principal Stockholder or (iii) to any trust established for or in the name of any Principal Stockholder, or in either case any of their respective Relatives, provided that each such transferee or assignee, prior to the completion of the Transfer shall have executed documents agreeing to be bound by and subject to the terms and conditions of this Agreement.

Other Exempt Offerings. The provisions of Article II shall not apply to (i) any Transfer of Controlled Shares by a Principal Stockholder that is expressly approved in advance in writing by Investor, provided that each transferee or assignee, prior to the completion of such Transfer, shall have executed documents agreeing to be bound by and subject to the terms and conditions of this Agreement, (ii) the sale of any securities pursuant to the Purchase Agreement, (iii) the sale of any Controlled Shares to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in which event the purchasers of such registered shares shall not be subject to this Agreement; or (iv) the sale of any Controlled Shares by Andrew J. Nielson to Eric Ladd.

Transfers Among Principal Stockholders. If any Principal Stockholder makes a Bona Fide Offer to acquire Controlled Shares from any other Principal Stockholder (except for any transferee permitted under Section 3.1 or 3.2), the provisions of Sections 2.4 and 2.5 shall not apply to such proposed Transfer, but the provisions of Section 2.6, if still applicable to this Agreement, shall apply to such proposed Transfer (and all Controlled Shares subject to such Proposed Transfer shall be deemed to be “Remaining Shares” for purposes of Section 2.6).

CO-SALE RIGHTS OF PRINCIPAL SHAREHOLDERS

Right of Co-Sale.

If Investor proposes to transfer any Investor Shares pursuant to a Bona Fide Offer for the purchase of such shares for cash from a person or entity who is not an affiliate of Investor that would result in a Change of Control, then Investor shall deliver to the Company and each Principal Stockholder written notice (the “Investor Co-Sale Notice”) offering each Principal Stockholder, the right to participate in such sale of Investor Shares on the same terms and conditions as specified in the Investor Co-Sale Notice by notifying Investor, within ten days after delivery of the Investor Co-Sale Notice, of its acceptance of such offer. The Investor Co-Sale Notice shall describe in reasonable detail the proposed Transfer, including the number of Investor Shares proposed to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. A copy of the Bona Fide Offer, and all other documents directly or indirectly relating to the proposed Transfer, shall be included as part of the Investor Co-Sale Notice. Each notice of any Principal Stockholder accepting such offer shall indicate the number of shares of Common Stock such Principal Stockholder wishes to sell. To the extent one or more Principal Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of Investor Shares that Investor may sell in the transaction shall be correspondingly reduced.

Each Principal Stockholder may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock by (ii) a fraction, the numerator of which is the number of Fully-diluted shares of Common Stock held by such Principal Stockholder on the date of the Investor Co-Sale Notice and the denominator of which is the total number of Fully-diluted shares of Common Stock held on such date by Investor and all of the Principal Stockholders who elect to participate in the Transfer pursuant to this Section 4.1 (a “Co-Sale Participant”). If any Principal Stockholders fail to elect to fully participate in Investor’s sale within such 10-day period, then Investor shall promptly notify in writing each Co-Sale Participant who has elected to fully participate, and shall offer each such Co-Sale Participant the additional right to sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock that the other Principal Stockholders elected not to sell (the “Unsold Shares”) by (ii) a fraction, the numerator of which is the number of Fully-diluted shares of Common Stock held by such Co-Sale Participant on the date of such notice and the denominator of which is the total number of Fully-diluted shares of Common Stock held on such date by Investor and all of the Co-Sale Participants who elect to sell Unsold Shares under this sentence. Each Co-Sale Participant shall have five days after receipt of such notice to notify Investor of its election to sell all or a portion thereof of the Unsold Shares.

Each Co-Sale Participant shall effect its participation in the Transfer by promptly delivering to Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

the number of shares of Common Stock that such Co-Sale Participant elects to sell; or

that number of Series A Preferred Stock that are at such time convertible into the number of shares of Common Stock that such Co-Sale Participant elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of Series A Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Series A Preferred Stock into Common Stock and deliver Common Stock as provided in Section 5.1(c)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

The stock certificate or certificates that the Co-Sale Participant delivers to Investor pursuant to this Section 5.1 shall be transferred to the prospective purchaser for purposes of consummating the sale of the Common Stock pursuant to the terms and conditions specified in the Investor Co-Sale Notice, and Investor shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from such Co-Sale Participant, Investor shall not sell to such prospective purchaser or purchasers any of its Investor Shares unless and until, simultaneously with such sale, Investor shall purchase such shares or other securities from the Co-Sale Participants for the same consideration and on the same terms and conditions as the proposed transfer described in the Investor Co-Sale Notice.

Third Party Transfers. If Investor has received a Bona Fide Offer, any Investor Shares not subject to sale under Section 4.1 may be sold by Investor, not later than 60 days following delivery to the Company and each Principal Stockholder of the Investor Co-Sale Notice, on terms and conditions (including the purchase price) no more favorable to the transferor than those specified in the Investor Co-Sale Notice. Any proposed Transfer on terms and conditions more favorable than those described in the Investor Co-Sale Notice, as well as any subsequent proposed Transfer of any Investor Shares by Investor, shall again be subject to the co-sale rights of the Principal Stockholder, described in this Article IV.

Compliance with Securities Laws. Notwithstanding anything herein to the contrary, all parties hereto shall take all actions reasonably necessary to ensure that all Transfers of Investor Shares are made in compliance with the registration requirements of all applicable federal and state securities laws.

PROHIBITED TRANSFERS

Remedies. In the event that a Principal Stockholder or Investor (“Prohibited Transferor”) should Transfer any Controlled Shares or Investor Shares, as the case may be, in contravention of the co-sale rights of Investor or the Principal Stockholders (the “Co-Sale Right Holder”) under this Agreement (a “Prohibited Transfer”), the Co-Sale Right Holder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the rights provided below in Section 5.2, and such Prohibited Transferor shall be bound by the applicable provisions thereof.

Sale Rights. In the event of a Prohibited Transfer, the Co-Sale Right Holder shall have the right to sell to such Prohibited Transferor the type and number of shares of Common Stock equal to the number of shares the Co-Sale Right Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.6 or 4.1, as the case may be, hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof (assuming that neither the Company nor Investor would have exercised their purchase rights under Section 2.4 or 2.5). Such sale shall be made on the following terms and conditions:

The price per share at which the Common Stock is to be sold to the Prohibited Transferor shall be equal to the greater of (i) 120% of the price per share paid by the third-party transferee(s) to such Prohibited Transferor in the Prohibited Transfer or (ii) an amount equal to 120% of the fair market value of the stock to be sold, determined as of the date immediately prior to the Prohibited Transfer in good faith by the Board of Directors of the Company. The Prohibited Transferor shall also reimburse the Co-Sale Right Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the enforcement of such Investor’s rights under this Section 5.2.

Within 90 days after the later of the dates on which the Co-Sale Right Holder received notice of the Prohibited Transfer or otherwise become aware of the Prohibited Transfer, the Co-Sale Right Holder shall, if exercising the rights afforded under this Section 5.2, deliver to the Prohibited Transferor the certificate or certificates representing Common Stock to be sold, each certificate to be properly endorsed for transfer.

Such Prohibited Transferor shall, upon receipt of the certificate or certificates for the Common Stock to be sold by the Co-Sale Right Holder pursuant to this Section 5.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.2(a), in cash or by other means acceptable to such Prohibited Transferor.

Void Transfers. Notwithstanding any thing in this Agreement to the contrary, any attempt by a Principal Stockholder to Transfer Controlled Shares in violation of Article II hereof or Investor to Transfer Investor Shares in violation of Article IV hereof shall be void (unless expressly ratified in writing by Investor or the Principal Stockholders, as the case may be), and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee(s) as the holder of such shares in the absence of any such express written ratification.

TERMINATION AND ASSIGNMENT OF RIGHTS

Term. This Agreement shall terminate upon the earlier of (i) the consummation of the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act in which the aggregate gross proceeds to the Company equal at least $40 million and that results in a market capitalization (calculated by the managing underwriter or underwriters for such offering) of at least $150 million or (ii) the consummation of any acquisition of the Company by consolidation, merger or other business combination in which the holders of the Company’s outstanding securities immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction. In addition, this Agreement shall terminate with respect to Investor or a Principal Stockholder when and if Investor or Principal Stockholder no longer holds any Investor Shares or Controlled Shares, as the case may be.

Assignment of Rights. Investor may assign its rights hereunder to a transferee in connection with any Transfer of any Investor Shares, provided that (i) such transferee holds, immediately after such Transfer, at least 25% of the Investor Shares held by the transferor immediately prior to such Transfer, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (iii) such writing, along with the transferee’s name and address, is furnished to the Company.

MISCELLANEOUS

Successors and Assigns. Subject to Sections 3.2 and 6.2, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, executors, administrators and assigns of the parties, including transferees of Controlled Shares or Investor Shares.

Legend. Each existing or replacement certificate for Common Stock now owned or hereafter acquired by a Principal Stockholder or issued to any person in connection with a transfer pursuant to Article II, III, IV or V hereof shall bear a legend referring to this Agreement substantially similar to the legend set forth in the Purchase Agreement (in addition to any legend required under applicable state laws).

Ownership. Each Principal Stockholder represents and warrants that as of the date hereof such Principal Stockholder is the sole legal and beneficial owner of the number of Controlled Shares specified on Appendix A, and that no other person has any ownership interest (other than a community property interest) in such shares. In connection with any purchase of Common Stock hereunder, the purchaser of such shares may condition its purchase upon receiving a representation and warranty as to the matters referred to in the prior sentence.

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Investor’s Rights Agreement, or at such other address as such party may designate by ten days’ advance written notice to the other parties. If any Principal Stockholder is not listed in the Investor’s Rights Agreement and has not previously furnished an address hereunder, then notices may be furnished to the address for such person reflected in the books and records of the Company.

Governing Law. This Agreement shall be interpreted under the laws of the State of Texas, without reference to its conflicts of laws provisions.

Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Entire Agreement. This Agreement, the Purchase Agreement, the Investor’s Rights Agreement and any other agreements referred to herein constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all other agreements between or among any of the parties with respect to the subject matter hereof.

Additional Actions and Documents. The parties shall execute and deliver further documents and instruments and shall take other further actions as may be required or appropriate to carry out the intent and purposes of this Agreement.

Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended only by a written instrument duly executed and delivered by the Company, the holders of at least 80% of the Investor Shares, and the holders of at least 80% of the Controlled Shares. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) as to the Company, the Company, (ii) as to Investor, at least 80% of the Investor Shares, and (iii) as to Principal Stockholders, at least 80% of the Controlled Shares; provided, however, that each party to this Agreement may waive its own rights hereunder without obtaining the consent of any other party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, Investor, each Principal Stockholder, and each transferee or assignee hereunder.

Delays or Omissions. It is agreed that no delay or omission to exercise any rights, power, or remedy accruing to any party upon any breach, default or noncompliance under this Agreement shall impair any such rights, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, consent or approval of any kind or character of any breach, default or noncompliance under this Agreement or any waiver of any provisions or conditions of this Agreement must be in writing, must be made in accordance with Section 6.10 and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

THE COMPANY:

TRULITE, INC.

By:
Name: William J. Berger
Title: President and Chief Executive Officer

INVESTOR:

TRULITE ENERGY PARTNERS, L.P.

By:	Contango Capital Partnership Management LLC,
Its:	General Partner

By:
Name: William J. Berger
Title: President and Chief Executive Officer

PRINCIPAL STOCKHOLDERS:

By:

By: